Exhibit 24

FUNDRISE REAL ESTATE INTERVAL FUND, LLC

LIMITED POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Bjorn J. Hall, Michelle A. Mirabal, Paul J. Delligatti, David N. Solander and Andrew L. Zutz, signing singly, the undersigned’s true and lawful attorney-in-fact to:

1.	Prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation thereunder adopted by the SEC and Section 30(h) of the Investment Company Act of 1940;

2.	Execute for and on behalf of the undersigned, in the undersigned’s capacity as an Section 16 reporting person of Fundrise Real Estate Interval Fund, LLC (the “Fund”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and Section 30(h) of the Investment Company Act of 1940;

3.	Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, relating to the Fund, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

4.	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Fund assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and Section 30(h) of the Investment Company Act of 1940.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Power of Attorney revokes all prior Powers of Attorney relating to reporting under Section 16 of the Securities Exchange Act of 1934 and Section 30(h) of the Investment Company Act of 1940 of the Fund’s securities and shall remain in effect until revoked by a subsequently filed instrument.

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of December 2020.

/s/ Gayle P. Starr
Signature of Person Granting these Powers of Attorney

Printed Name: Gayle P. Starr